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                                                                    Exhibit 10.2

                                    AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT

     WHEREAS, SPX Corporation (the "Corporation") and John B. Blystone (the "Executive") have previously entered into an employment agreement as of January 1, 1997 (the "Employment Agreement"); and

     WHEREAS, it is now deemed desirable to amend the Employment Agreement to reflect actions of the Corporation's Board of Directors on July 3, 2002;

     NOW, THEREFORE, the Corporation and Executive hereby agree that the Employment Agreement shall be amended by adding the following new paragraph 5(e) to the Employment Agreement immediately following paragraph 5(d) thereof:

          "(e) The Executive is awarded 500,000 shares of Restricted Stock, effective as of July 3, 2002, under the Corporation's 2002 Stock Compensation Plan. The shares of Restricted Stock awarded hereunder shall vest in five equal annual installments of 100,000 shares each, beginning on July 3, 2007, and each subsequent anniversary thereof, until fully vested on July 3, 2011. If the Executive's termination of employment occurs for any reason prior to July 3, 2011, the Executive's right, if any, to the shares of Restricted Stock that have not otherwise vested at or prior to the time of such termination of employment shall be determined in accordance with the applicable provisions of Section 8 of this Agreement, which shall supercede any contrary provision in the Corporation's 2002 Stock Compensation Plan. The Executive may satisfy any withholding taxes due upon vesting of such Restricted Stock by surrendering to the Corporation shares of Restricted Stock becoming vested having a then current fair market value not to exceed the maximum tax withholding required with respect to such vesting."

     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed this 28 day of August, 2002.

                                     SPX CORPORATION


                                     By   /s/ J. Kermit Campbell
                                       -----------------------------------------
                                     Title: Acting Chair, Compensation Committee
                                            ------------------------------------

                                    JOHN B. BLYSTONE


                                        /s/ John B. Blystone
                                        ----------------------------------------